EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-18981, 333-18983, 333-18985, 333-18987, 333-18989, 333-29153, 333-63493, 333-36646, 333-46126, 333-67710, 333-133346 and 333-137569 all on Forms S-8 of SRS Labs, Inc., of our report dated February 24, 2006 in the December 31, 2005 Annual Report, relating to the consolidated financial statements and financial statement schedule, which appear in SRS Labs, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

BDO SEIDMAN, LLP

/s/ BDO SEIDMAN, LLP

Costa Mesa, California
March 21, 2007